Execution Version

INCREMENTAL COMMITMENT AMENDMENT
INCREMENTAL COMMITMENT AMENDMENT, dated as of June 28, 2013 (this “Incremental Commitment Amendment”), to the Credit Agreement referred to below among Syniverse Holdings, Inc., a Delaware corporation (together with its successors and assigns, the “Borrower”), Buccaneer Holdings, Inc. (“Holdings”), the Guarantors, the Tranche B Term Lenders (as defined in Section 2(b)(i) hereof) that constitute Additional Lenders and the Administrative Agent (as defined below).
RECITALS
WHEREAS, the Borrower has entered into that certain Credit Agreement, dated as of April 23, 2012 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Holdings, Barclays Bank PLC, as administrative agent (in such capacity, the “Administrative Agent”), swingline lender and L/C issuer, and the several lenders party thereto from time to time;
WHEREAS, the Borrower (as successor by Merger (as defined below) to Syniverse Magellan Finance, LLC (the “Initial Borrower”)), is party to that certain delayed draw term loan credit agreement, dated as of February 4, 2013 (as amended on May 28, 2013, and as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Delayed Draw Credit Agreement”), among the Borrower, Barclays Bank PLC, as administrative agent and the several lenders party thereto from time to time, pursuant to which the Initial Borrower borrowed $700,000,000 in term loans (the “Delayed Draw Term Loans”) to finance the acquisition of WP Roaming III S.à r.l. (the “Acquisition”);
WHEREAS, following completion of the Acquisition, the Initial Borrower merged with and into the Borrower, with the Borrower being the surviving corporation of the merger (the “Merger”);
WHEREAS, the Borrower intends to refinance the Delayed Draw Term Loans with Incremental Term Loans under the Credit Agreement on the date hereof (the “Delayed Draw Refinancing”);
WHEREAS, pursuant to and in accordance with Section 2.14 of the Credit Agreement, the Borrower has requested that Incremental Term Loan Commitments in an aggregate principal amount of $700,000,000 be made available to the Borrower, and the Tranche B Term Lenders and the Administrative Agent have agreed, upon the terms and subject to the conditions set forth herein, (a) that the Tranche B Term Lenders will make Incremental Loans in the form of the Tranche B Term Loans (as defined below), (b) that the proceeds of the Tranche B Term Loans will be used to consummate the Delayed Draw Refinancing and (c) to amend the Credit Agreement as provided herein without the consent or approval of any other Lender, as permitted by Sections 2.14(d) and 10.01 thereof.
NOW, THEREFORE, in consideration of the covenants and agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
Section 2.    Amendment of the Credit Agreement.
(a)    The Tranche B Term Loans shall be deemed to be “Incremental Term Loans”, the Tranche B Term Lenders shall be deemed to be “Additional Lenders”, the “Tranche B Term Loan Commitments” shall be deemed to be “Incremental Term Loan Commitments” and this Incremental Commitment Amendment shall be deemed to be an “Incremental Commitment Amendment” and a “Loan Document”, in each case, for all purposes of the Credit Agreement and the other Loan Documents. The Borrower and the Administrative Agent hereby consent, pursuant to Section 10.07(b) of the Credit Agreement, to the inclusion as an “Additional Lender” of each Tranche B Term Lender that is party to this Incremental Commitment Amendment that is not an existing Lender, Affiliate of an existing Lender or an Approved Fund.
(b)    Section 1.01 of the Credit Agreement is hereby amended as follows:
(i)    by adding the following new definitions, to appear in proper alphabetical order:
“Delayed Draw Refinancing” has the meaning specified in the First Incremental Amendment.
“First Incremental Amendment” means the Incremental Commitment Amendment, dated as of June 28, 2013, by and among the Borrower, Holdings, the Guarantors, the Tranche B Term Lenders and the Administrative Agent.
“First Incremental Amendment Closing Date” means the date on which all the conditions precedent set forth in Section 3 of the First Incremental Amendment shall be satisfied or waived.
“Tranche B Term Borrowing” means a borrowing consisting of simultaneous Tranche B Term Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Tranche B Term Lenders pursuant to Section 2.01(c).
“Tranche B Term Lender” means, at any time, (a) prior to the First Incremental Amendment Closing Date, any Lender having a Tranche B Term Loan Commitment at such time and (b) at any time after the First Incremental Amendment Closing Date, any Lender having a Tranche B Term Loan outstanding hereunder.
“Tranche B Term Loan” has the meaning specified in Section 2.01(c), collectively the “Tranche B Term Loans”.
“Tranche B Term Loan Commitment” means, as to any Lender, its obligation to make Tranche B Term Loans to the Borrower pursuant to Section 2.01(c) in an aggregate amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name in Schedule 2.01(c) under the heading “Tranche B Term Loan Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Tranche B Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time; collectively, as to all Lenders, the “Tranche B Term Loan Commitments”. The initial aggregate amount of the Tranche B Term Loan Commitments on the First Incremental Amendment Closing Date is $700,000,000.
“Tranche B Term Facility” means, at any time, (a) prior to the First Incremental Amendment Closing Date, the aggregate Tranche B Term Commitments of all Tranche B Term Lenders at such time, and (b) thereafter, the aggregate Tranche B Term Loans of all Tranche B Term Lenders at such time.
(ii)    by amending and restating clause (a) of the definition of “Applicable Rate” in Section 1.01 of the Credit Agreement as follows:
“(a) (i) with respect to the Initial Term Loans, 3.75% per annum for Eurodollar Rate Loans, and 2.75% per annum for Base Rate Loans and (ii) with respect to the Tranche B Term Loans, 3.00% per annum for Eurodollar Rate Loans, and 2.00% per annum for Base Rate Loans; and”
(iii)    by inserting the words “and the applicable Base Rate in respect of Tranche B Term Loans shall at no time be less than 2.00% per annum.” after the words “2.25% per annum” in the definition of “Base Rate” in Section 1.01 of the Credit Agreement.
(iv)    by amending and restating the definition of “Borrowing” in Section 1.01 of the Credit Agreement as follows:
‘“Borrowing” means a Revolving Credit Borrowing, a Swing Line Borrowing, a Term Borrowing or a Tranche B Term Borrowing, as the context may require.”
(v)    by amending and restating the definition of “Committed Loan Notice” in Section 1.01 of the Credit Agreement as follows:
““Committed Loan Notice” means a notice of (a) a Term Borrowing, (b) a Tranche B Term Borrowing, (c) a Revolving Credit Borrowing, (d) a conversion of Loans from one Type to the other, or (e) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A-1.”
(vi)    by inserting the words “, a Tranche B Term Loan Commitment” after the words “Term Loan Commitment” in the definition of “Commitment” in Section 1.01 of the Credit Agreement.
(vii)    by inserting the words “and the applicable Eurodollar Rate in respect of Tranche B Term Loans shall at no time be less than 1.00% per annum.” after the words “1.25% per annum” in the definition of “Eurodollar Rate” in Section 1.01 of the Credit Agreement.
(viii)    by amending the definition of “Loan Documents” in Section 1.01 of the Credit Agreement by replacing “and” with a comma (“,”) and adding “and (vi) the First Incremental Amendment” after the phrase “(v) the Fee Letter”.
(ix)    by amending the definition of “Maturity Date” by adding the phrase “and the Tranche B Term Loans” after the phrase “the Initial Term Loans” in clause (b) thereof.
(x)    by amending the definition of “Repricing Transaction” in Section 1.01 of the Credit Agreement by deleting each instance of “Initial Term Loans” therein and replacing it with “Tranche B Term Loans”;
(xi)    by amending the definition of “Required Lenders” in Section 1.01 of the Credit Agreement to (i) remove the word “and” after the phrase “aggregate unused Term Commitments”, (ii) insert the phrase “and (d) aggregate unused Tranche B Term Loan Commitments” after the phrase “(c) aggregate unused Revolving Credit Commitments” and (iii) insert the phrase “, unused Tranche B Term Loan Commitments” after the phrase “unused Term Commitments” in the proviso thereto;
(c)    Section 2.01 of the Credit Agreement is hereby amended and restated by inserting the following new clause (c):
(c)    The Tranche B Term Borrowing. (i) Subject to the terms and conditions set forth herein and in the First Incremental Amendment, each Tranche B Term Lender severally agrees to make a single loan to the Borrower on the First Incremental Amendment Closing Date in an amount not to exceed such Tranche B Term Lender’s Tranche B Term Commitment (the “Tranche B Term Loans”). The Tranche B Term Borrowing shall consist of Tranche B Term Loans made simultaneously by the Tranche B Term Lenders in accordance with their respective Tranche B Term Commitments. Amounts borrowed under this Section 2.01(c) and subsequently repaid or prepaid may not be reborrowed. Tranche B Term Loans may be Base Rate Loans or Eurodollar Rate Loans as further provided herein.
(d)    Section 2.02(a) of the Credit Agreement is hereby amended as follows:
(i)    by amending and restating the two sentences thereof as follows:
“Each Term Borrowing, each Tranche B Term Borrowing, each Revolving Credit Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent. Each such notice must be in writing and must be received by the Administrative Agent not later than other than in the case of the Tranche B Term Borrowing on the First Incremental Amendment Closing Date, (i) 11:00 a.m. (New York City time) (x) three (3) Business Days prior to the requested date of any Borrowing of, conversion of Base Rate Loans to, or continuation of, Eurodollar Rate Loans, or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (y) one (1) Business Day prior to the requested date of any Borrowing of Base Rate Loans; provided, however, that if the Borrower wishes to request Eurodollar Rate Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. (New York City time) five (5) Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the Appropriate Lenders of such request and determine whether the requested Interest Period is acceptable to all of them and not later than 10:00 a.m. (New York City time) three Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower whether or not the requested Interest Period has been consented to by all the Lenders and (ii) solely in the case of the Tranche B Term Borrowing on the First Incremental Amendment Closing Date, 3:00 p.m. (New York City time) on the First Incremental Amendment Closing Date.”
(ii)    by amending and restating the sixth sentence thereof as follows:
“Each Committed Loan Notice shall specify (i) whether the Borrower is requesting a Term Borrowing, a Tranche B Term Borrowing, a Revolving Credit Borrowing, a conversion of Term Loans, Tranche B Term Loans or Revolving Credit Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Term Loans or Revolving Credit Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto; provided that, with respect to the Tranche B Term Loans, such Loans shall be Eurodollar Rate Loans which shall be deemed to have an initial Interest Period identical to the interest period of the Delayed Draw Term Loans (as defined in the First Incremental Amendment) outstanding immediately prior to the First Incremental Amendment Closing Date.”
(e)    Section 2.02(b) of the Credit Agreement is hereby amended by amending and restating the second sentence thereof with the following: “In the case of a Term Borrowing, Tranche B Term Borrowing, or a Revolving Credit Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 11:00 a.m. (New York City time) (or 1:00 p.m. (New York City time) in the case of Base Rate Loans) on the Business Day specified in the applicable Committed Loan Notice; provided that solely in the case of the Tranche B Term Borrowing on the First Incremental Amendment Closing Date, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 5:00 p.m. (New York City time).”
(f)    Section 2.02(e) of the Credit Agreement is hereby amended by inserting the words “, all Tranche B Term Borrowings” after the words “all Term Borrowings”.
(g)    Section 2.05(a)(iv) of the Credit Agreement is hereby amended by replacing each instance of “Initial Term Loans” with the words “Tranche B Term Loans” and by replacing “Closing Date” with “First Incremental Amendment Closing Date”.
(h)    Section 2.06 of the Credit Agreement is hereby amended as follows:
(a)    by inserting the phrase “, the Tranche B Term Commitments,” after each instance of the phrase “Term Commitments,” in clause (a) thereof.
(b)    by inserting the phrase “, unused portions of the Tranche B Term Commitments” after the phrase “unused portions of Term Commitments” in the first sentence of clause (c) thereof.
(i)    Section 2.07 of the Credit Agreement is hereby by inserting the following as new clause (d) thereof:
“(d)    Tranche B Term Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Tranche B Term Lenders the aggregate principal amount of all Tranche B Term Loans outstanding in consecutive quarterly installments beginning with the end of the first full fiscal quarter commencing after the First Incremental Amendment Closing Date, in amounts equal to the following percentages of the amount of the Tranche B Term Loans made on the First Incremental Amendment Closing Date (which installments shall, to the extent applicable, be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05, or be increased as a result of any increase in the amount of Term Loans pursuant to Supplemental Term Loan Commitments (such increased amortization payments to be calculated in the same manner (and on the same basis) as the schedule set forth below for the Tranche B Term Loans made as of the First Incremental Amendment Closing Date)):

Date	Amount
Each March 31, June 30, September 30 and December 31 occurring on or after the end of the first full fiscal quarter following the First Incremental Amendment Closing Date and prior to the Maturity Date	0.25%
Maturity Date for Term Facility	All unpaid aggregate principal amounts of any outstanding Tranche B Term Loans”
(j)    Section 2.14(d) of the Credit Agreement is hereby amended by:
(a)    amending and restating clause (iv) thereof as follows:
“(iv) the interest rate margins and (subject to Section 2.14(d)(iii)(a)) amortization schedule applicable to the loans made pursuant to the Incremental Commitments shall be determined by the Borrower and the applicable Additional Lenders; provided that in the event that the applicable interest rate margins for any term loans incurred by the Borrower under any New Term Facilities are higher than the applicable interest rate margin for the Initial Term Loans or the Tranche B Term Loans by more than 50 basis points, then the Applicable Rate for the Initial Term Loans and/or the Tranche B Term Loans, as applicable, shall be increased to the extent necessary so that the applicable interest rate margin for the Initial Term Loans and/or the Tranche B Term Loans, as applicable, is equal to the applicable interest rate margins for such New Term Facilities minus 50 basis points; provided, further, that in determining the applicable interest rate margins for the Initial Term Loans, Tranche B Term Loans and the New Term Facilities, (A) original issue discount (“OID”) or upfront fees payable generally to all participating Additional Lenders in lieu of OID (which shall be deemed to constitute like amounts of OID) payable by the Borrower to the Lenders under the Initial Term Loans, Tranche B Term Loans or any New Term Facilities in the initial primary syndication thereof shall be included (with OID being equated to interest based on an assumed four-year life to maturity); (B) any arrangement, structuring or other fees payable in connection with the New Term Facilities that are not shared with all Additional Lenders providing such New Term Facilities shall be excluded; (C) any amendments to the Applicable Rate on the Initial Term Loans or the Tranche B Term Loans that became effective subsequent to the Closing Date or the First Incremental Amendment Closing Date, as applicable, but prior to the time of such New Term Facilities shall also be included in such calculations and (D) if the New Term Facilities include an interest rate floor greater than the interest rate floor applicable to the Initial Term Loans or the Tranche B Term Loans, as applicable, such increased amount shall be equated to the applicable interest rate margin for purposes of determining whether an increase to the Applicable Rate for the Initial Term Loans or the Tranche B Term Loans, as applicable, shall be required, to the extent an increase in the interest rate floor for the Initial Term Loans or the Tranche B Term Loans, as applicable, would cause an increase in the interest rate then in effect thereunder, and in such case the interest rate floor (but not the Applicable Rate) applicable to the Initial Term Loans or the Tranche B Term Loans, as applicable, set forth in the last sentence of the definition of Eurodollar Rate and Base Rate, respectively, shall be increased by such amount;”
(b)    inserting the following sentence as the last sentence thereof:
“For the avoidance of doubt, the Tranche B Term Loans shall be deemed to be “Incremental Term Loans”, the Tranche B Term Lenders shall be deemed to be “Additional Lenders” and the First Incremental Amendment shall be deemed to be an “Incremental Commitment Amendment”, in each case, for all purposes of the Credit Agreement and the other Loan Documents.”
(k)    Section 5.07 of the Credit Agreement is hereby amended by inserting the following phrase after the words “Investments permitted hereunder”:
“and, in respect of the Tranche B Term Loans, consummating the Delayed Draw Refinancing”.
(l)    Section 6.11 of the Credit Agreement is hereby amended by inserting the following phrase after the words “Investments permitted hereunder”:
“and, in respect of the Tranche B Term Loans, consummating the Delayed Draw Refinancing”.
(m)    The Schedules to the Credit Agreement are hereby amended by adding as new Schedule 2.01(c) Annex I hereto.
Section 3.    Conditions to Extension of Credit. The obligations of each Tranche B Term Lender to make a Tranche B Term Loan are subject to the satisfaction or waiver of the following conditions:
(b)    The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles or “.pdf” or “tiff” files (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, if applicable, each dated as of the First Incremental Amendment Closing Date (or, in the case of certificates of governmental officials, a recent date before the First Incremental Amendment Closing Date), each in form and substance reasonably satisfactory to the Administrative Agent, and each accompanied by their respective required schedules and other attachments:
(i)    this Incremental Commitment Amendment executed and delivered by a duly authorized officer of the Borrower and each Tranche B Term Lender;
(ii)    such customary certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of the Borrower, the Subsidiary Guarantors and Holdings as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Incremental Commitment Amendment and the other Loan Documents to which each of the Borrower, the Subsidiary Guarantors and Holdings is a party or is to be a party;
(iii)    such documents and certifications (including, without limitation, Organization Documents and good standing certificates) as the Administrative Agent may reasonably require to evidence that each of the Borrower, the Subsidiary Guarantors and Holdings is duly organized or formed, and that each of the Borrower, the Subsidiary Guarantors and Holdings is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to be so qualified could not reasonably be expected to have a Material Adverse Effect; and
(iv)    a Note executed by the Borrower in favor of each Lender that has requested a Note no later than five Business Days prior to the First Incremental Amendment Closing Date.
(c)    The conditions in Section 4.02 of the Credit Agreement have been satisfied or waived.
Without limiting the generality of the provisions of Section 9.03 of the Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 3, each Tranche B Term Lender that has funded any portion of a Tranche B Term Loan on or after the First Incremental Amendment Closing Date, or has signed this Incremental Commitment Agreement on or after the First Incremental Amendment Closing Date, shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Tranche B Term Lender unless the Administrative Agent shall have received notice from such Tranche B Term Lender prior to the proposed First Incremental Amendment Closing Date specifying its objection thereto.
Section 4.    Representations and Warranties. To induce the other parties hereto to enter into this Incremental Commitment Amendment and the Tranche B Term Lenders to make the Tranche B Term Loans, each of the Borrower, Holdings and each other Guarantor hereby represents and warrants, on the First Incremental Amendment Closing Date, to the Administrative Agent and each Tranche B Term Lender that:
(a)    the execution, delivery and performance by such Loan Party of this Incremental Commitment Amendment is within such Loan Party’s corporate or other powers, has been duly authorized by all necessary corporate or other organizational action, and does not (i) contravene the terms of any of such Loan Party’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment (except for Indebtedness to be repaid on the First Incremental Amendment Closing Date in connection with the Delayed Draw Refinancing) to be made under (A) any Contractual Obligation to which such Loan Party is a party or by which such Loan Party or the properties of such Loan Party are affected or (B) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject; or (iii) violate any material Law; in each case, except with respect to any violation, breach or contravention or payment (but not creation of Liens) referred to in clause (ii) or (iii) to the extent that such violation, conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect;
(b)    this Incremental Commitment Amendment and the Credit Agreement, as amended hereby, each constitute a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and by general equitable principles;
(c)    all representations and warranties of the Borrower and each other Loan Party contained in Article V of the Credit Agreement and any other Loan Document shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the First Incremental Amendment Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date, and except that for purposes of this Section 4(c), the representations and warranties contained in Sections 5.05(a), (b), (c) and (e) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a), (b) and (c) of the Credit Agreement, respectively; and
(d)    no Default shall exist, or would result from the Borrowing of Tranche B Term Loans on the First Incremental Amendment Closing Date or from the application of the proceeds therefrom.
Section 5.    Lender Consents and Authorization.
(a)    Each Tranche B Term Lender (i) represents and warrants that it is legally authorized to enter into this Incremental Commitment Amendment; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 5.05 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Incremental Commitment Amendment; (iii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (iv) appoints and authorizes each applicable Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to each such Agent, as applicable, by the terms thereof, together with such powers as are incidental thereto; (v) hereby affirms the acknowledgements and representations of such Tranche B Term Lender as a Lender contained in Section 9.06 of the Credit Agreement; and (vi) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with the terms of the Credit Agreement all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender, including its obligations pursuant to Section 10.07 of the Credit Agreement.
(b)    Each Tranche B Term Lender acknowledges and agrees that upon its execution of this Incremental Commitment Amendment that such Tranche B Term Lender shall on and as of the First Incremental Amendment Closing Date become an “Additional Lender” and a “Lender” under, and for all purposes of, the Credit Agreement and the other Loan Documents, shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.
(c)    Each Tranche B Term Lender has delivered or shall deliver herewith to the Borrower and the Administrative Agent such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such Tranche B Term Lender may be required to deliver to the Borrower and the Administrative Agent pursuant to Section 10.15 of the Credit Agreement.
(d)    For purposes of the Credit Agreement, the initial notice address of such Tranche B Term Lender shall be as set forth in Annex I hereto.
(e)    Upon execution, delivery and effectiveness hereof, the Administrative Agent will record the Tranche B Term Loans made by such Tranche B Term Lender in the Register.
(f)    Each Tranche B Term Lender, in its capacity as a lender under the Delayed Draw Credit Agreement, hereby waives any amounts owing in respect of any Eurodollar Rate Loan pursuant to Section 3.05 of the Delayed Draw Credit Agreement.
Section 6.    Effects on Loan Documents; Acknowledgement.
(a)    Except as expressly set forth herein, this Incremental Commitment Amendment shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document. Each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Loan Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect and nothing herein can or may be construed as a novation thereof. The Borrower reaffirms its obligations under the Loan Documents to which it is party. This Incremental Commitment Amendment shall constitute a “Loan Document” for purposes of the Credit Agreement and from and after the First Incremental Amendment Closing Date, all references to the Credit Agreement in any Loan Document and all references in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Credit Agreement as amended by this Incremental Commitment Amendment. The Borrower hereby consents to this Incremental Commitment Amendment and confirms that all obligations of the Borrower under the Loan Documents to which it is a party shall continue to apply to the Credit Agreement, as amended hereby.
(b)    Without limiting the foregoing, each of the Loan Parties to the Holdings Guaranty, the Subsidiary Guaranty and the Security Agreement, in each case as amended, supplemented or otherwise modified from time to time, hereby (i) acknowledges and agrees that the Tranche B Term Loans are “Loans” and the Tranche B Term Lenders are “Lenders”, (ii) acknowledges and agrees that all of its obligations under the Holdings Guaranty, the Subsidiary Guaranty and the Security Agreement and the other Collateral Documents to which it is a party are reaffirmed and remain in full force and effect on a continuous basis, (iii) reaffirms each Lien granted by each Loan Party to the Administrative Agent for the benefit of the Secured Parties (including the Tranche B Term Lenders) and reaffirms the guaranties made pursuant to the Holdings Guaranty and the Subsidiary Guaranty, as applicable, (iv) acknowledges and agrees that the grants of security interests by and the guaranties of the Loan Parties contained in the Holdings Guaranty and the Subsidiary Guaranty, as applicable, in the Security Agreement and the other Collateral Documents are, and shall remain, in full force and effect after giving effect to the Incremental Amendment, and (v) agrees that the Guaranteed Obligations (as defined in the Holdings Guaranty and the Subsidiary Guaranty, as applicable, and the Secured Obligations (as defined in the Security Agreement) include, among other things and without limitation, the prompt and complete payment and performance by the Borrower when due and payable (whether at the stated maturity, by acceleration or otherwise) of principal and interest on, the Tranche B Term Loans.
Section 7.    Expenses. The Borrower shall pay all reasonable out-of-pocket costs and expenses of the Administrative Agent incurred in connection with the preparation, negotiation, execution and delivery of this Incremental Commitment Amendment and the other instruments and documents to be delivered hereunder, if any (including the reasonable fees, disbursements and other charges of Latham & Watkins LLP, counsel for the Administrative Agent, and, if necessary, one local counsel in each relevant jurisdiction).
Section 8.    Counterparts. This Incremental Commitment Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Incremental Commitment Amendment by facsimile or any other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.
Section 9.    Applicable Law. THIS INCREMENTAL COMMITMENT AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS INCREMENTAL COMMITMENT AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS.
Section 10.    Headings. The headings of this Incremental Commitment Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
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IN WITNESS WHEREOF, the parties hereto have caused this Incremental Commitment Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.
SYNIVERSE HOLDINGS, INC.
By:    /s/ David W. Hitchcock
    Name: David W. Hitchcock
    Title: Chief Financial officer and
Administrative Officer
BUCCANEER HOLDINGS, INC.
By:    /s/ David W. Hitchcock
    Name: David W. Hitchcock
    Title: Chief Financial officer and
Administrative Officer
SYNIVERSE TECHNOLOGIES, LLC
By:    /s/ David W. Hitchcock
    Name: David W. Hitchcock
    Title: Chief Financial officer and
Administrative Officer
SYNIVERSE ICX CORPORATION
By:    /s/ David W. Hitchcock
    Name: David W. Hitchcock
    Title: Chief Financial officer and
Chief Administrative Officer
THE RAPID ROAMING COMPANY
By:    /s/ David W. Hitchcock
    Name: David W. Hitchcock
    Title: Chief Financial officer and
BARCLAYS BANK PLC,
as Administrative Agent and a Lender

By:    /s/ Ritam Bhalla
    Name: Ritam Bhalla
    Title: Director
The undersigned Additional Lender hereby irrevocably and unconditionally approves this Incremental Commitment Amendment and consents to loan Tranche B Term Loans to the Borrower in an amount equal to 100% of the aggregate principal amount of the outstanding Initial Term Loans (under and as defined in the Delayed Draw Credit Agreement) of such Additional Lender.

IN WITNESS WHEREOF, the undersigned has caused this Incremental Commitment Amendment to be executed and delivered by a duly authorized officer as of the date first written above.

____(type name of the legal entity)______,
as an Additional Lender

By:
Name:
Title:

If a second signature is necessary:
By:
Name:
Title:

Lender Signatures on file with Administrative Agent.

ANNEX I

Schedule 2.01(c)
On file with Administrative Agent.